Exhibit 99.1

Innoviva to Acquire Entasis Therapeutics

•	Innoviva to acquire all outstanding shares of Entasis it does not already own for $2.20 per share in cash
•	Price per share in cash represents a 50% premium to Entasis’ closing price of $1.47 per share on January 31, 2022, the last date before Innoviva’s original bid became public
•	Transaction advances Innoviva’s strategy to acquire differentiated, promising healthcare assets

BURLINGAME, Calif. and WALTHAM, Mass.-- May 23, 2022-- Innoviva, Inc. (Nasdaq: INVA) (“Innoviva”), a diversified holding company with a portfolio of royalties and a growing portfolio of innovative healthcare assets, and Entasis Therapeutics Holdings Inc. (Nasdaq: ETTX) (“Entasis”), an advanced late-stage clinical biopharmaceutical company focused on the discovery and development of novel antibacterial products, today announced the companies have entered into a definitive merger agreement under which Innoviva is to acquire all of the outstanding shares of Entasis not already owned by Innoviva at a price of $2.20 per share in cash. Innoviva currently owns approximately 60% of the outstanding shares of Entasis common stock. The acquisition consideration values Entasis’ equity at $113 million on a fully diluted basis. The transaction has been unanimously approved by the Innoviva and Entasis Boards of Directors.

“This acquisition will build upon our overall strategy to acquire differentiated, high-potential assets in attractive, yet often overlooked, disease areas where our capital and capabilities can make a difference,” said Pavel Raifeld, Chief Executive Officer of Innoviva. “This transaction represents the next phase in our efforts to diversify our operations beyond our valuable royalty portfolio and will create significant value for patients, health systems and shareholders. We look forward to working with the Entasis team to advance sulbactam-durlobactam (SUL-DUR) and its broader novel antibacterial pipeline to address the urgent and serious threat posed by multidrug-resistant pathogens. Carbapenem-resistant Acinetobacter infections are an area of significant unmet medical need and, if approved by regulators, SUL-DUR could become the leading treatment for this disease.”

“We are pleased that Innoviva recognizes the significant potential of our R&D pipeline and talented team, who have made great progress advancing our precision antibacterial programs to address serious unmet needs in treating multidrug-resistant Gram-negative infections,” said Manos Perros, Chief Executive Officer of Entasis. “We believe that Innoviva is the ideal organization to maximize the value of our pipeline and accelerate our ability to bring novel antibacterial therapies to patients.”

Established in 2015 as a spin-out from AstraZeneca, Entasis’ unique pathogen-targeted approach has produced a robust clinical and pre-clinical pipeline of potential first- and best-in-class medicines for the treatment of multidrug-resistant Gram-negative bacteria, including lead asset SUL-DUR. In a Phase 3 registrational trial, SUL-DUR achieved all primary and secondary endpoints and a New Drug Application (NDA) is expected to be submitted to the U.S. Food and Drug Administration in the third quarter of 2022.

Additional Transaction Details

Innoviva has been a strategic investor in Entasis since 2020 and holds an equity stake of approximately 60% of the outstanding shares of Entasis common stock. Pursuant to the terms and subject to the conditions of the merger agreement, Innoviva has agreed to purchase all of the issued and outstanding equity securities of Entasis not currently owned by Innoviva via a tender offer, followed by a merger, for consideration of $2.20 per share payable in cash. This represents a 50% premium to Entasis’ closing price of $1.47 per share on January 31, 2022, the last date before Innoviva’s original bid became public.

The transaction, which is subject to customary closing conditions, is anticipated to close in the third quarter of 2022.

Advisors

Moelis & Company LLC is acting as financial advisor and Willkie Farr & Gallagher LLP is acting as legal counsel to Innoviva.

MTS Health Partners, L.P. is acting as financial advisor and Covington & Burling LLP is acting as a legal counsel to Entasis.

About Innoviva

Innoviva is a diversified holding company with a portfolio of royalties and other healthcare assets. Innoviva’s royalty portfolio includes respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY® ELLIPTA® and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

About Entasis Therapeutics Holdings, Inc.

Entasis is an advanced late-stage clinical biopharmaceutical company focused on the discovery, development and commercialization of targeted antibacterial products that address high unmet medical needs to treat serious infections caused by multidrug-resistant pathogens. Entasis’ pathogen-targeted design platform has produced a pipeline of product candidates, including SUL-DUR (targeting Acinetobacter baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae infections), ETX0282CPDP (targeting Enterobacterales infections) and ETX0462 (targeting Gram-negative infections including Pseudomonas). For more information, visit www.entasistx.com.

Important Information about the Tender Offer

The tender offer described in this document (the “Offer”) has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Entasis Therapeutics Holdings Inc. (“Entasis”) or any other securities. At the time the planned tender offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Innoviva, Inc. (“Innoviva”) and Innoviva Merger Sub, Inc., a wholly owned subsidiary of Innoviva, with the Securities and Exchange Commission (the “SEC”), and a solicitation/recommendation statement on Schedule 14D-9 will be filed by Entasis with the SEC. The offer to purchase shares of Entasis common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/ RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Additional copies may be obtained at no charge by contacting Innoviva at 1350 Old Bayshore Highway Suite 400, Burlingame, CA 94010 or (650) 238-9600 or by contacting Entasis at 35 Gatehouse Drive, Waltham, MA 02451 or (781) 810-0120. In addition, Innoviva and Entasis file annual, quarterly and current reports and other information with the SEC, which are also available to the public at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes statements that are not statements of historical fact, or “forward-looking statements,” including with respect to Innoviva’s proposed acquisition of Entasis.  Such forward-looking statements include, but are not limited to, the ability of Innoviva and Entasis to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, Innoviva’s and Entasis’ beliefs and expectations and statements about the benefits sought to be achieved in Innoviva’s proposed acquisition of Entasis, the potential effects of the acquisition on both Innoviva and Entasis, the possibility of any termination of the merger agreement, as well as the expected benefits and success of Entasis’ product candidates. Many of these risks and uncertainties are beyond Entasis’ control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Entasis’ stockholders unaffiliated with Innoviva will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated by the merger agreement may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement and the impact of the announcement and pendency of the transactions on Entasis’ business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability, and diversion of management time and attention from managing Entasis’ affairs; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Innoviva’s and Entasis’ patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Innoviva and Entasis undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Innoviva’s and Entasis’ 2021 Annual Reports on Form 10-K and Innoviva’s and Entasis’ other filings with the Securities and Exchange Commission (“SEC”) available on the SEC’s website at www.sec.gov.

Trademark reference: Innoviva and the Innoviva logo are registered trademarks or trademarks of Innoviva, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Innoviva Contacts:
Investors & Media
Argot Partners
(212) 600-1902
innoviva@argotpartners.com

Entasis Contacts:
Company Contact
Kyle Dow
Entasis Therapeutics
(781) 810-0114
kyle.dow@entasistx.com

Investor Contact
Bruce Mackle
LifeSci Advisors
(929) 469-3859
bmackle@lifesciadvisors.com

Media Contact
Brett Whelan
LifeSci Communications
(215) 315 3143
bwhelan@lifescicomms.com